UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)
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MERCHANTS & MARINE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MERCHANTS & MARINE BANCORP, INC.
3118 Pascagoula Street
Pascagoula, Mississippi 39567
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 1, 2010
To Our Shareholders:
The Annual Meeting of the Shareholders of Merchants & Marine Bancorp, Inc. (the “Company”) will be held at Merchants & Marine Bank, 3118 Pascagoula Street, Pascagoula, Mississippi 39567, at 10:00 A.M. (local time) on Thursday, April 1, 2010, for the following purposes:
(1)	To elect three directors to serve for a term of office expiring at the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and
(2)	To transact such other business as may properly come before the meeting or any adjournments thereof.
Only shareholders of record of the Common Stock, par value $2.50 per share, of the Company at the close of business on the record date, February 5, 2010, will be entitled to notice of and to vote at the 2010 Annual Meeting.
You are cordially invited to attend the meeting in person. Shareholders who do not expect to attend the meeting are requested to sign, date and return the enclosed proxy in the accompanying envelope. You may revoke your proxy at any time prior to its exercise.
Proxies must be signed in the same manner in which the shares are registered. Failure to sign the proxy exactly as the shares are held of record may result in the proxy not being voted.

By order of the Board of Directors,

Royce Cumbest
Chairman of the Board of Directors,
President and Chief Executive Officer
Pascagoula, Mississippi
February 26, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on April 1, 2010
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2009 Annual Report and a proxy card are available at: http://materials.proxyvote.com/58843E.
The Annual Meeting of Shareholders will be held April 1, 2010 at 10:00 a.m. local time at 3118 Pascagoula Street, Pascagoula, Mississippi 39567. In order to obtain directions to attend the Annual Meeting of Shareholders, please call 1-866-223-9512. The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
1.	To elect three directors, each to serve for a term of office expiring at the 2013 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

2.	To transact other such business as may properly come before the meeting or any adjournments thereof.
Our Board of Directors recommends that you vote FOR the approval of Proposal #1.

MERCHANTS & MARINE BANCORP, INC.
3118 Pascagoula Street
Pascagoula, Mississippi 39567
February 26, 2010
PROXY STATEMENT
The enclosed proxy is being solicited by the Board of Directors (the “Board”) of Merchants & Marine Bancorp, Inc., (the “Company”) in connection with the Annual Meeting of Shareholders, scheduled to be held on April 1, 2010, at Merchants & Marine Bank, 3118 Pascagoula Street, Pascagoula, Mississippi 39567, at 10:00 A.M., local time, and any adjournment thereof. Each of the persons designated as a proxy is either a director or officer of the Company. This Proxy Statement and the enclosed form of proxy, together with the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009, will be mailed on March 10, 2010, to each shareholder of record on February 5, 2010. To assure adequate representation at the Annual Meeting, shareholders are requested to sign, date and return promptly the enclosed form of proxy.
BUSINESS TO BE CONSIDERED AT
ANNUAL MEETING OF SHAREHOLDERS
It is expected that the following business will be considered and action taken thereon at the Annual Meeting:
(1)	Election of three directors, each to serve for a term of office expiring at the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

(2)	Transaction of such other business as may properly come before the meeting or any adjournments thereof.
No person is authorized to give any information or to make any representation other than those contained in this Proxy Statement and if given or made such information must not be relied upon as having been authorized.

i

ii

SUMMARY
This summary of certain information contained elsewhere in this Proxy Statement is intended for the convenience of the shareholders of the Company and does not purport to be complete. The recipient of this Proxy Statement should read and understand the entire Proxy Statement. This summary is qualified in its entirety by the more detailed information contained herein and the documents referred to in this Proxy Statement.
The Annual Meeting

Time, Date and Place:	The Annual Meeting of the shareholders of the Company will be held at Merchants & Marine Bank, 3118 Pascagoula Street, Pascagoula, Mississippi 39567 at 10:00 A.M. local time on Thursday, April 1, 2010.

Record Date:	Only shareholders of record of the Company Common Stock at the close of business on February 5, 2010 are eligible to vote at the 2010 Annual Meeting. On February 5, 2010, the Company had outstanding 1,330,338 shares of Common Stock held by approximately 973 holders of record.

Purpose of Meeting:	The shareholders of the Company are being asked to consider and act upon (i) the election of three directors to serve for a term of office expiring at the 2013 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and (ii) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Vote Required:	As of the record date, directors and executive officers of the Company and their affiliates currently beneficially owned 195,683 shares of Company Common Stock which represents 14.71% of the outstanding shares of Company Common Stock. All such directors and officers intend to vote their shares of Company Common Stock “For” each of the nominees for election as directors. On all matters, except the election of directors, each share of Company Common Stock is entitled to one vote. For the election of directors, cumulative voting is permitted. See “PROPOSAL 1: ELECTION OF DIRECTORS — General.”

The board of directors of the Company recommends that you vote “For” each of the nominees for election as directors.

Voting and Solicitations of the Proxy:	Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted. A proxy may be revoked at any time before it is exercised (i) by delivering to the President of the Company, or to the officer presiding at the meeting, either a written notice of revocation or a properly executed proxy bearing a subsequent date, or (ii) by voting in person at the Annual Meeting. All proxies that are properly executed and returned will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to the vote. If no instructions are given, the proxy will be voted by the designated holder(s) of the proxy (i) FOR the election of the nominees for election as directors listed in this Proxy Statement; and (ii) in their discretion with respect to such other business as may properly come before the meeting. The cost of the solicitation of proxies is paid by the Company. In addition to the use of the mails, proxies may be solicited in person, or by telephone, by certain officers of the Company.

Quorum: Abstentions and Non-Votes:	The presence, in person or by proxy, of the holders of at least a majority of the shares of Company Common Stock outstanding and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a properly executed proxy is returned and the shareholder has abstained from voting on a matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of such matter.

If you do not expect to attend the meeting in person, please sign, date and return the proxy in the enclosed envelope so that a quorum can be obtained and your stock can be voted in accordance with your directions.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of February 5, 2010, with respect to the shares of Company Common Stock owned by (i) the directors and the nominees for election to the Board, (ii) the Named Executive Officers (as defined herein), (iii) each shareholder of the Company known to management of the Company to own beneficially more than 5% of the outstanding shares of the Company Common Stock, and (iv) all directors and executive officers as a group.

	Amount and Nature of Beneficial
Name of Beneficial Owner	Ownership (1)		Percent of Class
Thomas B. Van Antwerp	88,880	(2)	6.68%

Gerald J. St. Pé	42,371	(3)	3.18%

Paul H. (Hal) Moore, Jr., M.D.	14,512	(4)	1.09%

Lynda J. Gautier	13,128	(5)	*

Frank J. Hammond, III	10,736	(6)	*

Royce Cumbest	10,619	(7)	*

John F. Grafe	4,644	(8)	*

Julius A. (Jay) Willis, Jr., DMD	3,766	(9)	*

Scott B. Lemon	200		*

Diann M. Payne	150	(10)	*

Herman E. Smith	4,747	(11)	*

S. Michael Dickson	1,000	(12)	*

Paul O. Thompson, Jr.	930	(13)	*

All Directors and Executive Officers as a Group (13 persons) (14)	195,683		14.71%

*	Represents less than 1% of the Company Common Stock outstanding.

(1)	All persons listed have sole investment and sole voting power as to the shares shown as beneficially owned by them except where noted otherwise.

(2)
Mr. Van Antwerp may be deemed the beneficial owner of 36 shares owned of record by his spouse. Mr. Van Antwerp previously held voting power and was deemed the beneficial owner of 74,857 shares owned of record by Staples Family, LLC, an Alabama limited liability company which is now dissolved; however, his beneficial ownership includes 16,479 shares held directly by Mr Van Antwerp that were distributed to him upon such dissolution. Mr. Van Antwerp has sole voting power and may be deemed the beneficial owner of 10,888 shares held by The Hearin-Chandler Foundation for which he serves as Trustee. Mr. Van Antwerp has sole voting power pursuant to Powers of Attorney as follows: 1,304 shares for Bragg Van Antwerp; 1,304 shares for Virginia Van Antwerp; 1,304 shares for Richard Brock; shares for Sherry B. McGowin; 908 shares for Buckner W. Hamilton, III; 870 shares for Emily H. Shell; 17,729 shares for Louise S. McCarron; 17,167 shares for Catherine V. Hamilton; 6,469 shares for Alfred L. S. Shearer; 6,469 shares for Thomas M. Shearer.

(3)	Mr. St. Pe’ may be deemed the beneficial owner of 42,179 shares owned of record jointly with his spouse.

(4)
Dr. Moore may be deemed the beneficial owner of 2,026 shares owned of record by his spouse, 480 shares held in an IRA account for his benefit and 985 shares owned by the Paul H. Moore, Sr. and Jean M. Moore GST Trust, of which Dr. Moore is both trustee and beneficiary. Dr. Moore holds voting power in his capacity as a custodian under the Mississippi UGTML to 1,581 shares and may be deemed a beneficial owner with respect to those shares.

(5)
Ms. Gautier may be deemed the beneficial owner of 2,053 shares owned jointly with her spouse, and 1,289 shares listed as Morgan Keegan, Custodian for Lynda J. Gautier, SEP IRA, and deemed beneficial owner of 6,610 shares owned of record by her spouse.

(6)
Mr. Hammond holds voting power and may be deemed the beneficial owner of 8,360 shares owned by the Frank J. Hammond, Jr. Testamentary Trust, the beneficiaries of which are Jane L. Hammond, widow of Frank J. Hammond, Jr., Alice L. Hammond, one of the children of Frank J. Hammond, Jr., and five grandchildren of Frank J. Hammond, Jr., two of whom are children of Frank J. Hammond, III.

(7)
Mr. Cumbest may be deemed the beneficial owner of 903 shares owned of record jointly with his spouse. Mr. Cumbest holds voting power in his capacity as a custodian under the Mississippi UTMA to 9,416 shares and may be deemed a beneficial owner with respect to those shares. Mr. Cumbest holds voting power in his capacity as a custodian under the Mississippi UTMA to 300 shares and may be deemed a beneficial owner with respect to those shares.

(8)
Mr. Grafe may be deemed the beneficial owner of 1,444 shares owned of record jointly with his spouse, 144 shares owned jointly with his children, 1,200 shares owned of record by his spouse and 1,055 shares held in an IRA account for his benefit.

(9)	Dr. Willis may be deemed the beneficial owner of 3,666 shares owned of record jointly with his spouse.

(10)	Mrs. Payne may be deemed the beneficial owner of 20 shares owned jointly with her spouse.

(11)	Mr. Smith may be deemed the beneficial owner of 4,747 shares owned of record jointly with his spouse.

(12)	Mr. Dickson may be deemed the beneficial owner of 1,000 shares owned of record jointly with his spouse.

(13)	Mr. Thompson may be deemed the beneficial owner of 850 shares owned of record jointly with his spouse, 40 shares owned jointly with his son and 40 shares owned jointly with his daughter.

(14)	The address for each of the above-named executive officers and directors is c/o Merchants & Marine Bancorp, Inc., 3118 Pascagoula Street, Pascagoula, Mississippi 39567.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of Company Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the period ended December 31, 2009, except for Form 4/A filed by Messrs. Van Antwerp and Cumbest, Dr. Moore, and Mrs. Gautier which reflected the inclusion of shares that had been inadvertently omitted from the total holdings reported in prior filings.

CORPORATE GOVERNANCE
General
The Company believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company has Corporate Governance Guidelines and charters for the Company’s audit committee and nominating committee. You can access the Company’s Corporate Governance Guidelines and current committee charters in the “About Us — Corporate Governance” section of the Company’s website — www.mandmbank.com.
Director Independence
The Board has determined that each of the following directors is an “independent director” within the meaning of The Nasdaq Stock Market LLC (“Nasdaq”) listing standards: Paul H. (Hal) Moore, Jr., M.D., Lynda J. Gautier, Gerald J. St. Pé, Thomas B. Van Antwerp, Frank J. Hammond, III, Scott B. Lemon, Diann M. Payne, and Julius A. (Jay) Willis, Jr., DMD.
Director Nominations
The nominating committee is responsible for (i) annually reviewing with the Board the appropriate skills and characteristics required of members of the Board, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to Board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the Board; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the Board director nominees for the next annual meeting of shareholders. The Board will then review and approve director nominees for the annual meeting of shareholders.
Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board has not adopted a policy with respect to minimum qualifications for directors. Rather, the nominating committee annually reviews and determines the specific qualifications and skills that one or more director must possess. Each of the nominees for director to be elected at the Annual Meeting of Shareholders was nominated and recommended by the nominating committee and approved by the Board.
The Company has not received director nominee recommendations from any shareholders for the term commencing in 2010 and expiring in 2013. The Board will consider nominees recommended by shareholders, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company’s Bylaws. The Bylaws require that shareholder recommendations be delivered to the Secretary of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Any shareholder recommendations must set forth, as to each person the shareholder proposes to nominate for election as a director, all information relating to that person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, including the proposed nominee’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected. The recommendation also must set forth the name and address of the shareholder making the recommendation, the class and number of shares of Company Common Stock that are owned beneficially and of record by the shareholder, a representation that the shareholder holds Company Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and a representation as to whether the shareholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee or otherwise solicit proxies from shareholders in support of the nomination. The Company may require any proposed director nominee to furnish other reasonably requested information to determine whether the nominee is eligible to serve as a director of the Company.
Historically, the Company has not engaged third parties to assist in identifying and evaluating potential director nominees. However, upon approval of the Board, the nominating committee has authority to retain a third party search firm to identify director candidates and to determine the search firm’s fees and retention terms.

Code of Ethics
The Company has a Code of Ethics which is applicable to all of the Company’s employees, officers, directors, agents and attorneys. In addition, the Company has a Code of Ethics for Principal Executive and Financial Officers of the Company. The Code of Ethics and the Code of Ethics for Principal Executive and Financial Officers is available on the “About Us-Corporate Governance” section of the Company’s website — www.mandmbank.com. The Company intends to post amendments to or waivers from its Code of Ethics and its Code of Ethics for Principal Executive and Financial Officers (to the extent applicable to the Company’s directors, Chief Executive Officer or principal financial officer) at this location on its website.
Shareholder Communications with Members of the Board
Shareholders who wish to communicate with the Board should do so by sending written correspondence containing any such communications to Merchants & Marine Bancorp, Inc., P.O. Box 729, Pascagoula, Mississippi 39568-0729, Attention: Barbara Bass. As soon as reasonable, but at least once per quarter, Ms. Bass will attend a Board meeting and present to the Board at such meeting any shareholder communications received in the manner described above during the preceding quarter.
Director Attendance at Annual Meeting
The Company has a policy that strongly encourages the Board to attend the annual meeting of shareholders. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board is generally held immediately following the annual meeting of shareholders each year. All directors attended the 2009 Annual Meeting of Shareholders.
Board Committees
The Board has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is composed of Paul H. (Hal) Moore, Jr., M.D., Lynda J. Gautier, Gerald J. St. Pé, Thomas B. Van Antwerp, Julius A. (Jay) Willis, Jr., DMD, Scott Lemon and Diann Payne. Each of the members of the audit committee satisfies the definitions of “independent director” established by the SEC and the Nasdaq listing standards. The audit committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and prepares the report required by the rules promulgated by the SEC to be included in the Company’s annual report to shareholders and filed with the SEC. The audit committee operates pursuant to a written charter which has been adopted by the Board, a copy of which is available in the “About Us — Corporate Governance” section of the Company’s website at www.mandmbank.com. The Board believes that the cumulative experience of the directors serving on the audit committee is adequate to provide appropriate oversight of the audit functions and therefore an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, is not necessary for there to be a satisfactory discharge of the audit committee’s responsibilities to the Board and the Company’s shareholders.
The Board has a separately-designated standing nominating committee. The nominating committee is composed of Gerald J. St. Pé, Paul H. (Hal) Moore, Jr., M.D. and Thomas B. Van Antwerp. Each of the members of the nominating committee satisfies the definition of “independent director” established by the Nasdaq listing standards. The nominating committee provides assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company and reviews the composition of the Board. The nominating committee operates pursuant to a written charter which has been approved by the Board, a copy of which is available in the “About Us — Corporate Governance” section of the Company’s website www.mandmbank.com.
The Board does not have a separate loan committee. Instead, the Board, acting as a whole, performs this function at meetings specifically called for such purposes. When acting in the capacity of a loan committee, the Board approves, reviews and regulates all matters pertaining to loans, discounts and extensions of lines of credit to individuals, corporations and other entities.
The Board also does not have a separate compensation committee. Instead, the independent directors perform this function at meetings specifically called for that purpose. When acting in the capacity of a compensation committee, the independent directors review the performance of the executive officers of the Company and determine the level of such officers’ salary and incentive compensation.

Advisory Committee and Honorary Directors
The Company has had an advisory committee consisting of individual(s) who have been appointed by the Board and who serve at the Board’s pleasure. The advisory committee attends meetings of the Board, including the loan committee meetings, and acts in an advisory capacity to the members of the Board. Scott B. Lemon and Diann M. Payne were appointed to the advisory committee on July 31, 2007. However, Mr. Lemon and Ms. Payne were elected as directors in April 2009. During the last fiscal year, the fees paid to Mr. Lemon and Ms. Payne for attendance at meetings as an advisory director each equaled in the aggregate, $4,100. Currently there are no members elected to the Advisory Committee. The Company will evaluate whether to appoint candidates to the Advisory Committee in the future.
The Company has two honorary directors who have been appointed by the Board and who serve at the Board’s pleasure. The honorary directors, Paul H. Moore, Sr. and Jerry L. Lee, attend meetings of the Board, including the loan committee meetings, and act in an advisory capacity to the members of the Board.
During the last fiscal year, the fees paid to each of Dr. Moore and Mr. Lee for attendance at meetings equaled, in the aggregate, $34,975. At December 31, 2009, Dr. Moore owned of record and beneficially 3.07% of the total outstanding shares of Company Common Stock and Mr. Lee owned of record and beneficially 2.22% of the total outstanding shares of the Company Common Stock.
Certain Transactions
The independent directors are responsible for reviewing and approving the terms and conditions of all related party transactions.
The Company has banking and other business transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company.
Watkins & Eager PLLC, of which Mr. Frank J. Hammond, III is a member, from time to time renders legal services to the Company in the ordinary course of the Company’s business. Watkins & Eager PLLC last year received $244,215 in fees and expenses related to legal services performed. This represents less than 1.00% of the revenue of Watkins & Eager PLLC for the year 2009.
Furthermore, Mr. Cumbest, the Company’s Chairman, serves as the Company’s nominee to Mississippi National Banker’s Bank (“MNBB”) headquartered in Jackson, Mississippi and serves on the Board of Directors of MNBB. MNBB acts like a cooperative, providing banking services and products to community banks throughout the State of Mississippi. Mr. Cumbest owns ten (10) shares of First National Bankshares, Inc. (“FNBB”) stock, the parent company of MNBB, which is required by individuals serving on MNBB’s Board of Directors. The shares are subject to an irrevocable option to purchase granted to the Company, and, upon Mr. Cumbest’s leaving the Board of Directors of MNBB, the ten (10) shares would immediately be transferred to the Company. The Company, a founding member of MNBB, owns 2,505 shares of FNBB stock. During the year ended December 31, 2009, the Company paid $30,969 in fees to MNBB for correspondent services.
Audit Committee Report
The audit committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management.

The audit committee has discussed with Wolfe, McDuff & Oppie, P.A., the matters required to be discussed by the statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from Wolfe, McDuff & Oppie, P.A., required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolfe, McDuff & Oppie, P.A.’s communications with the audit committee concerning independence, and has discussed with Wolfe, McDuff & Oppie, P.A. its independence. Based on the review and discussions noted above, the audit committee has recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and be filed with the SEC.

Gerald J. St. Pé	Julius A. (Jay) Willis, Jr., DMD	Thomas B. Van Antwerp
Paul H. (Hal) Moore, Jr., M.D.	Lynda J. Gautier	Scott B. Lemon
Diann M. Payne
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
EXECUTIVE OFFICERS
The following are the current executive officers of the Company who are not also directors. For information regarding the executive officers who are also directors, see “Proposal 1: Election Of Directors — Directors.”

			Executive
Name	Age	Position(s) with Company(1)	Officer Since

S. Michael Dickson (2)	61	Executive Vice President — Operations	1988

Paul O. Thompson, Jr. (3)	45	Executive Vice President — Retail Banking	1999

O. Linwood Grierson	53	Senior Vice President — Security/CRA	1996

Herman E. Smith	67	Senior Vice President — Lending	1996

C. Henry Fox, Jr.(4)	54	Senior Vice President — Commercial Lending	2008

G. Todd Trenchard (5)	51	Senior Vice President — Public Relations Director	2009

Elise Bourgeois (2) (6)	43	Cashier (Acting Principal Financial and Accounting Officer)	2009

(1)	Unless otherwise indicated, each of the persons listed in the above table has been engaged in his or her present or a similar position for at least the past five years.

(2)
On August 11, 2009, because of health problems suffered by S.M. Dickson, Elise Bourgeois, the Company’s Cashier, temporarily assumed the duties and responsibilities of acting principal financial and accounting officer.

(3)	Mr. Thompson has been an Executive Vice President of the Company since March 2003. From March 1999 to March 2003, Mr. Thompson was a Senior Vice President for the Company.

(4)
Mr. Fox has been the Senior Vice President — Commercial Lending since August 2008. From June 2005 to August 2008 he was Executive Vice President — Chief Lending Officer for First Bank and Trust of Mississippi and prior to that was with Hancock Bank serving in various capacities including auditor, assistant vice president, and vice president from February 1979 to June 2005.

(5)
Mr. Trenchard was a consultant for public relations for the Company since 2003. In 2005 he became employed with the Company as Communications Director. From 2007 to 2008 Mr. Trenchard was Vice President and Public Relations Director, and in 2009 was promoted to Senior Vice President of Public Relations.

(6)	Mrs. Bourgeois became employed with the Company April 3, 2006 as Accounting Clerk and on May 8, 2007 was promoted to Cashier.

PROPOSAL 1: ELECTION OF DIRECTORS
General
The Company’s Bylaws provide for a board consisting of at least ten members. The Board of Directors has the authority, from time to time, to change the number of directors so long as there is a minimum of ten directors thereof. Pursuant to the classified board provision of Company’s Articles of Incorporation, the Board is divided into three classes, with directors of one of the three classes elected annually for three-year terms. The terms of directors of the class elected in 2007 to serve until 2010 are due to expire with the 2010 Annual Meeting, and the directors currently serving in this class have been nominated by the Board for reelection for terms that will expire in 2013. These nominees are Royce Cumbest, Frank J. Hammond, III, and Paul H. (Hal) Moore, Jr., M.D.
Each shareholder has the right to cumulate votes and thereby cast that number of votes which is equal to the number of shares entitled to be voted by the shareholder multiplied by the number of directors (3) to be elected, (i.e., one share = 3 votes). These votes may be cast in favor of any one nominee or may be distributed in any manner among all or several of the nominees, at the shareholder’s sole discretion. Directors are elected by a plurality of the votes cast.
Should any nominee be unable to serve as a director for any reason, of which none is presently foreseen, it is intended that the proxies will be voted FOR the election of such substitute nominee(s) as the current Board may designate.
Directors
The following table sets forth certain information regarding the three nominees for election to the Board at the 2010 Annual Meeting and the incumbent directors whose terms of office will continue after the 2010 Annual Meeting.

Name and Principal Occupation			Director	Term
(if other than with the Company) (1)	Age	Company Position	Since	Expires
Royce Cumbest (2)	59	Chairman of the Board President and Chief Executive Officer Director	1985	2010

Frank J. Hammond, III	56	Director	1997	2010
Attorney Watkins & Eager PLLC

Paul H. (Hal) Moore, Jr., M.D.	58	Director	2001	2010
President and Radiologist Singing River Radiology Group

Lynda J. Gautier	66	Director	1977	2011
Certified Public Accountant Lynda J. Gautier, CPA

John F. Grafe	66	Director	1988	2011
Retired (3)

Gerald J. St. Pe’	70	Director	1985	2011
St. Pe’ and Associates, LLC (4)

Scott B. Lemon	45	Director	2009	2012
Insurance Agent Lemon-Mohler Insurance (5)

Name and Principal Occupation			Director	Term
(if other than with the Company) (1)	Age	Company Position	Since	Expires
Diann M. Payne	52	Director	2009	2012
Executive Director Jackson County Civic Action (6)

Thomas B. Van Antwerp	59	Director	1985	2012
Executive Director Providence Hospital Foundation (7)

Julius A. (Jay) Willis, Jr., DMD	57	Director	2007	2012
Dentist Willis and Parker Family Dentistry P.A.

(1)	Unless otherwise indicated, each of the persons listed in the above table has been engaged in his or her present or a similar position for at least the past five years.

(2)
Mr. Cumbest, in addition to serving as the Chairman of the Board, President and Chief Executive Officer of the Company, serves on the Boards of Directors of Mississippi Export Railroad Company, Inc., First National Bankers Bankshares, Inc. and Mississippi National Banker’s Bank.

(3)	Mr. Grafe worked as a consultant for the Company until December 31, 2008.

(4)
Mr. St. Pé previously worked as Chief Operating Officer of Litton Ship Systems Group and Executive Vice President of Litton Industries, Inc. from June 1999 to December 2001. Mr. St. Pé, in addition to serving on the Company’s Board, also serves on the Board of Directors of The Southern Company.

(5)	Mr. Lemon served as an Advisory Member of the Board from July 31, 2007, and became a Director of the Company in April 2009.

(6)	Ms. Payne served as an Advisory Member of the Board from July 31, 2007, and became a Director of the Company in April 2009.

(7)	Mr. Van Antwerp previously worked as President of Legal Professional Staffing, Inc. in Atlanta, GA from July 1997 to June 2004.
EXECUTIVE COMPENSATION
The Company does not have a compensation committee. Instead, the independent directors of the Company, including Messrs. Van Antwerp, Lee, Hammond and St. Pé, Ms. Gautier, Dr. Moore and Dr. Willis, set the compensation for all officers, including the Chief Executive Officer, based upon annual corporate and individual performance. In 2009, the Company’s performance goals were not reached; therefore, no incentives were paid.
The overacting policy of the independent directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon the performance of the Company. The independent directors believe that providing incentives to and rewarding the performance of the Company’s executive officers enhances the profitability of the Company. The components of executive compensation consist of salary, bonus, pension plan benefits and perquisites. The Company presently has no agreements to provide stock options to its officers.

In evaluating annual corporate performance, the independent directors take into account the return on assets, deposit growth, and other strategic goals set by the Company’s management which may change from time to time. In evaluating annual individual performance, the independent directors look to evaluations which are performed on all executive officers by Mr. Cumbest. Mr. Cumbest does not participate in discussions of or vote on matters relating to Chief Executive Officer compensation. All full-time employees, including the executive officers, other than the Chief Executive Officer, were covered in 2009 by the Company’s Performance Incentive Plan, whereby employees are awarded an additional compensation of 2% to 5% of base salary if certain increases in income goals are achieved by the Company. In 2009, the Company’s performance goals were not reached; therefore, no incentives were paid. The independent directors use the Mississippi Bankers Association’s Annual Salary Survey and other sources to monitor and, if necessary, adjust compensation in order to remain competitive in the Company’s peer group. The Company is not party to any agreements providing for payments to executive officers upon termination, change of control, or change in responsibilities.
Summary Compensation Table
The following table summarizes the compensation paid or accrued by the Company during the years ended December 31, 2009 and 2008, for the Chief Executive Officer of the Company and the Company’s two other most highly compensated executive officers (the “Named Executive Officers”):

				Change in Pension
				Value and
				Nonqualified	All
				Deferred	Other
		Salary	Bonus	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	Earnings ($) (2)	($) (3)	($)
L. Royce Cumbest	2009	275,000	0	117,229	6,703	398,932
Chairman, President and Chief Executive Officer	2008	263,154	0	67,594	8,056	338,804

S. Michael Dickson	2009	150,000	0	98,581	2,742	251,323
Executive Vice President — Operations	2008	144,914	0	64,428	2,121	211,463

Herman E. Smith	2009	118,775	10,125	77,129	4,275	210,304
Senior Vice President — Lending	2008	116,406	14,493	51,040	4,275	186,214

(1)	Mr. Smith received loan incentives from the Company.

(2)
Represents aggregate change in the actuarial present value of named executive officer’s accumulated benefit under the Merchants & Marine Bancorp, Inc., Pension Plan (the “Pension Plan”). Assumptions used to calculate these figures are provided under the table in the section below entitled “Pension Benefits.”

(3)
Represents premiums paid for life insurance on Messrs. Cumbest, Dickson, and Smith for the benefit of their beneficiaries, taxes paid on behalf of Messrs. Cumbest, Dickson and Smith for life insurance, and the benefit received by Mr. Cumbest from a vehicle the Company provides him.

Pension and Retirement Plans
The Merchants & Marine Pension Plan (the “Pension Plan”) is a defined benefit pension plan. No contributions to the Pension Plan were made for the Plan Year ending October 31, 2009. The estimated years of credited service and benefit information for the Named Executive Officers, as of December 31, 2009, were:
PENSION BENEFITS

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit (1)	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
L. Royce Cumbest	Merchants & Marine	32	$693,388	—
	Pension Plan
S. Michael Dickson	Merchants & Marine	25	522,085	—
	Pension Plan
Herman E. Smith	Merchants & Marine	20	685,794	—
	Pension Plan

(1)
The Present Values of Accumulated Benefits are based on the same assumptions as used under Statements of Financial Accounting Standards Nos. 87, 132 and 158 to prepare Pension Plan information for the Company’s financial statements.

The following are among the material features and provisions of the Pension Plan:
•	Plan year-end: October 31.
•	Eligibility: Salaried employees who have reached age 21 and completed one year of service with at least 1,000 hours.
•	Compensation: Total compensation, including salary, any overtime and any bonuses, for the plan year.
•	Average earnings: Average total compensation during highest five consecutive plan years.
•	Vesting: Five years of service with 1,000 hours.
•	Normal retirement age: 65
•	Normal retirement benefit: 60% of average earnings, less 75% of Social Security PIA, all reduced proportionately for less than 15 years of service at age 65.
•	Early retirement age: 55 and 10 years of service with at least 1,000 hours.
•	Early retirement benefit: accrued benefit based on average earnings and years of service to date, reduced actuarially for payment beginning before age 65.
•	Normal form of benefit payment: Life income, 120 payments guaranteed.
•	Optional forms of benefit: Life income with 0 or 60 guaranteed payments, and joint & survivor forms. Optional forms are actuarially equivalent to the normal form.
•	Incidental pre-retirement disability and death benefits are provided.
•
Benefits are generally guaranteed by the Pension Benefit Guaranty Corporation, up to certain statutory limits, pursuant to Section 4022 of the Employee Retirement Income Security Act of 1974 (“ERISA”).

•	The Pension Plan is funded by the Company, with contributions actuarially determined pursuant to ERISA and the Code.
Messrs. Cumbest, Dickson, and Smith have met the age and service requirements for the Pension Plan’s early retirement benefit as described above.

Director Compensation

		Change in
		Pension
		Value and
		Nonqualified
	Fees Earned or	Deferred
	Paid in	Compensation	All Other
	Cash	Earnings	Compensation	Total
Name	($)	($)	($)	($)
Royce Cumbest	$8,600	$12,000	$—	$20,600

Lynda J. Gautier	21,350	62,980	—	84,330

John F. Grafe	20,600	51,610	—	72,210

Frank J. Hammond, III	8,600	12,000	—	20,600

Scott B. Lemon (1)	19,425	—	—	19,425

Paul H. (Hal) Moore, Jr., M.D.	9,600	12,000	—	21,600

Diann M. Payne (2)	18,925	—	—	18,925

Gerald J. St. Pé	21,350	33,935	—	55,285

Thomas B. Van Antwerp	9,350	12,000	—	21,350

Julius A. (Jay) Willis, Jr., DMD	21,350	—	—	21,350

(1)
Mr. Lemon served as an Advisory Member of the Board from July 31, 2007 and received $2,300 in Advisory fees. After that time, he served as Director beginning in April 2009. His compensation earned as a Director was $17,125.

(2)
Ms. Payne served as an Advisory Member of the Board from July 31, 2007 and received $1,800 in Advisory fees. After that time, she served as Director beginning in April 2009. Her compensation earned as a Director was $17,125.

Directors fees are established annually by the Board. During 2009, each director received fees of $20,600 and each member of the audit committee received $250 for each meeting attended. The members of the nominating committee did not receive compensation for attending the nominating committee meetings. During the year ended December 31, 2009, the Board held a total of 78 meetings. In 49 of the 78 meetings, the Board was acting as a loan committee. In addition, there were eight holding company meetings, five audit committee meetings and one nominating committee meeting held during 2009. No director attended fewer than 75% of the aggregate of the 63 meetings and committee meetings.
The Company maintains an unfunded deferred compensation plan for directors (the “Plan”) pursuant to which a director may defer fees until the date on which the director attains the age of 65, or, earlier, under certain circumstances, if the director retires after attaining the age of 55. Under the Plan, the Company may, but is not obligated to, purchase life insurance on the director’s life. The Plan provides for benefits to be paid to the Director in the event of death prior to retirement or the commencement of retirement benefits. Benefits are actuarially determined individually for a participant based upon the level of contribution, age and normal retirement age. Substantially all of the costs associated with the Plan are related to the contributed directors fees. At December 31, 2009, participants in the Plan were Messrs. Cumbest, Hammond, Van Antwerp, Ford, and Dr. Moore. From time to time, with the approval of the Board, other directors may join the Plan or existing participants may cease participation in the Plan. The Company entered into an agreement with John Ford to continue his deferred fees even though he is no longer a director as of April 2, 2009.

Compensation Committee Interlocks and Insider Participation
The Company does not have a compensation committee. Instead, during the year ended December 31, 2009, the entire Board, including Mr. Cumbest, who is an officer of the Company for the year ended December 31, 2009, participated in deliberations concerning executive officer compensation. Mr. Cumbest was not present for discussion of and did not vote on matters concerning Chief Executive Officer and President compensation.
RELATIONSHIP WITH PRINCIPAL ACCOUNTANTS
Wolfe, McDuff, & Oppie, P.A. are the principal accountants for the Company, and it is anticipated that the firm will continue as such during the current year. The Board has also engaged that firm to render various accounting services to the Company in connection with filings with the SEC and other agencies, including tax returns. A representative of the firm is expected to be present at the 2010 Annual Meeting, and will be available to make a statement to shareholders, should he desire to do so, and to respond to appropriate questions.
Fees Billed to the Company during Fiscal 2009 and Fiscal 2008:

	2009	2008
Audit Fees	$98,023.66	$85,079.32
Audit-Related Fees	12,002.04	11,212.57
Tax Fees	5,350.00	8,240.00
All Other Fees	7,249.47	6,775.00

Total Fees	$122,625.17	$111,306.89
The audit committee has pre-approval policies pursuant to which the audit committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services is consistent with the SEC’s rules and do not impair auditor independence. Unless a type of service to be provided by the independent accountants has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee. For the year ended December 31, 2009, the Company pre-approved all non-audit services.
The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will periodically revise the list of pre-approved services. The audit committee may delegate pre-approval authority to one or more of its members, but may not delegate its responsibilities to pre-approve services performed by the independent accountants to management. Any audit committee member to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting.
All requests or applications for services to be provided by the independent accountants must be submitted to the Company’s principal financial officer, who will present such requests and applications to the chairman of the audit committee. The chairman of the audit committee will determine if such services are included within the list of services that have been pre-approved by the audit committee. Any breach of the audit committee’s pre-approval policies must be immediately reported to the chairman of the audit committee.
Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted accounting principles.

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the audit committee. The audit committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.
In addition to the annual audit services engagement approved by the audit committee, the audit committee may grant pre-approval for other audit services, which are those services that only the independent accountants reasonably can provide.
Audit-Related Fees. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountants. Audit-related services also include ERISA required audits of the Company’s pension and 401(k) plans. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor.
Tax Fees. These are professional services related to tax compliance, tax planning and tax advice. The audit committee believes that the independent accountants can provide such services without impairing the independent accountants’ independence.
All Other Fees. These services include management advisory services, computer and other related IT services. The audit committee may grant general pre-approval to those permissible non-audit services that it believes are routine and recurring services, and would not impair the independence of the auditor.
Pre-Approval Fee Levels. Pre-approval fee levels for all services to be provided by the independent accountants will be established periodically by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee.
Prohibited Non-Audit Services. The following are specified as prohibited non-audit services under the audit committee’s pre-approval policies: management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.
OTHER MATTERS
The Company’s management knows of no other business that will be brought before the meeting or any adjournment thereof. Should other matters properly come before the meeting, the persons named in a properly executed and returned proxy will vote the shares represented by such proxy according to their best judgment on such matters.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8(e) of the Exchange Act, shareholder proposals submitted in accordance with applicable rules and regulations for presentation at the Company’s next annual meeting and received at the Company’s executive offices no later than October 28, 2010 will be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. For other shareholder proposals to be timely (but not considered for inclusion in the Company’s proxy statement), a shareholder’s notice must be delivered to the Secretary of the Company not later than the close of business on January 1, 2011 nor earlier than the close of business on December 2, 2010. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.
ADDITIONAL INFORMATION
A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2009, which includes the Company’s financial statements, is enclosed herewith. The Annual Report to Shareholders is not to be regarded as proxy soliciting material.
The Company is subject to the reporting requirements of the Exchange Act, and files an annual report on Form 10-K which also serves as the Company’s annual disclosure statement under applicable SEC regulations, quarterly and current reports, proxy statements and other information with the SEC. Our current SEC filings and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

PROXY	MERCHANTS & MARINE BANCORP, INC.	PROXY
Pascagoula, Mississippi
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 1, 2010.
The undersigned hereby appoint(s) Herman E. Smith and Julius A. (Jay) Willis, Jr., DMD, or any one of them (with full power to appoint his substitute), attorneys to represent and to vote, as designated below, all the shares of Common Stock of Merchants & Marine Bancorp, Inc., held of record by the undersigned on February 5, 2010, at the Annual Meeting of Shareholders to be held on April 1, 2010, at Merchants & Marine Bank, 3118 Pascagoula Street, Pascagoula, Mississippi 39567, at 10:00 A.M. (local time) and at any adjournments thereof.

1.	For the election as Directors of the following Nominees: Royce Cumbest, Frank J. Hammond, III, Paul H. (Hal) Moore, Jr., M.D. To withhold authority for any nominee, please strike through the name of such nominee.

☐	FOR the election of each Nominee (except as marked to the contrary above).

☐	WITHHOLD AUTHORITY to vote for all Nominees.

☐	Total cumulative votes held (as described in the accompanying proxy statement) to be allocated among the Nominees as follows:

Messrs. Cumbest, and Hammond, and Dr. Moore are to be elected for a three-year term to expire at the 2013 Annual Meeting. Further information is set forth in the accompanying Proxy Statement.
2.	On such other matters as may properly come before the meeting or any adjournment thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS AND OTHERWISE IN THE DISCRETION OF THE HOLDERS OF THE PROXIES.
Dated:  _____, 2010
(Label)

Signature(s)
(Please sign exactly as your name appears on your stock certificates. When signing as attorney, administrator, executor, guardian or trustee, please add your full title as such. If shares are registered in joint names, each registered owner should sign.)